Exhibit 99.1

News Release	Marshall & Ilsley Corporation 770 North Water Street/Milwaukee, Wisconsin 53202

For release:	Immediately

For further information:	Mark Furlong, executive vice president and chief financial officer, (414) 765-8052 Don Wilson, senior vice president, corporate treasury, (414) 765-8043

MARSHALL & ILSLEY CORPORATION ANNOUNCES FOURTH QUARTER AND YEAR-END RESULTS

Milwaukee, Wis. - Jan. 14, 2004 - Marshall & Ilsley Corporation (NYSE: MI) today reported 2003 fourth quarter net income of $0.62 per diluted share, or $141.1 million, as compared to $0.55 per diluted share, or $125.0 million, in the fourth quarter of 2002. Fourth quarter net income per share increased 12.7 percent over the same period in 2002.

Net income for the year ended December 31, 2003, was $2.38 per diluted share, or $544.1 million, as compared to $2.16 per diluted share, or $480.3 million, in 2002. Net income per share for 2003 increased 10.2 percent over 2002.

Earnings for the year ended December 31, 2003 include $1.5 million (after tax), or $0.01 per diluted share, of Metavante's acquisition-related transition expenses.

Earnings for the year ended December 31, 2002 include $4.2 million (after tax), or $0.02 per diluted share, of Metavante's acquisition-related transition expenses, and earnings for the fourth quarter of 2002 include $1.9 million (after tax) or $0.01 per diluted share of such expenses.

Return on average assets based on net income for the fourth quarter and full year was 1.66 and 1.64 percent, respectively, as compared to 1.55 and 1.64 percent, respectively, for the same periods in 2002. Return on equity based on net income was 16.62 percent this quarter as compared to 16.48 percent for the fourth quarter of 2002.

The Corporation's provision for loan losses was $9.8 million in the fourth quarter of 2003, versus $23.4 million in the same period last year. Net charge-offs for the period were $8.3 million, or 0.13 percent of total average loans outstanding this quarter, and $13.5 million a year ago or 0.23 percent of total average loans. At December 31, 2003, the allowance for loan losses was 1.39 percent of total loans, compared to 1.42 percent a year earlier. Nonperforming loans were 0.69 percent of total loans at December 31, 2003, and 0.81 percent at December 31, 2002.

Assets at year end were $34.4 billion, compared to $32.9 billion at the end of 2002. Book value per share was $15.00 at December 31, 2003, compared to $13.51 for the same date a year ago. Total loans were $25.2 billion, compared to $23.9 billion at December 31, 2002.

All per share information reflects the two-for-one stock split which was effective June 17, 2002.

Marshall & Ilsley Corporation (NYSE: MI) is a diversified financial services corporation headquartered in Milwaukee, Wis., with $34.4 billion in assets. Founded in 1847, M&I Marshall & Ilsley Bank has the largest banking presence in Wisconsin with 199 offices throughout the state. In addition, M&I has 28 locations throughout Arizona; 10 offices in metropolitan Minneapolis/St. Paul, Minn.; and, locations in Duluth Minn.; Las Vegas, Nev.; and Naples, Fla. M&I's Southwest Bank affiliate has six offices in the St. Louis area and one office in Belleville, Ill. In addition, Metavante Corporation, Marshall & Ilsley Corporation's wholly owned technology subsidiary, provides virtually all of the technology an organization needs to offer financial services. M&I also provides trust and investment management, equipment leasing, mortgage banking, asset-based lending, financial planning, investments and insurance services from offices throughout the country and on the Internet (www.mibank.com or www.micorp.com). M&I's customer-based approach, internal growth and strategic acquisitions have made M&I a nationally recognized leader in the financial services industry.

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This press release contains forward-looking statements concerning M&I's future operations and financial results. Such statements are subject to important factors that could cause M&I's actual results to differ materially from those anticipated by the forward-looking statements. These factors include (i) the factors identified in M&I's Annual Report on Form 10-K for the year ended December 31, 2002 under the heading "Forward-Looking Statements" which factors are incorporated herein by reference, and (ii) such other factors as may be described from time to time in M&I's SEC filings.

Note:
Marshall & Ilsley Corporation will hold a conference call at 11:00 a.m. central standard time Wednesday, January 14, regarding fourth quarter earnings. For those interested in listening, please call 1-800-243-6403 and ask for M&I's quarterly earnings release conference call. If you are unable to join us at this time, a replay of the call will run through January 21, 5:00 p.m. central standard time by calling 1-800-839-6713 and entering passcode 593-15-47 to listen.

Supplemental financial information referenced in the conference call can be found at www.micorp.com, Investor Relations, after 8:00 a.m. on January 14.

M&I Corporation
Financial Information
(unaudited)

	Three Months Ended			Twelve Months Ended
	December 31,	December 31,	Percent	December 31,	December 31,	Percent
	2003	2002	Change	2003	2002	Change
PER SHARE DATA (a)
Diluted:
Net Income	$0.62	$0.55	12.7%	$2.38	$2.16	10.2%
Income as Adjusted (b)	0.62	0.56	10.7	2.39	2.18	9.6
Basic:
Net Income	0.63	0.56	12.5	2.41	2.24	7.6
Income as Adjusted (b)	0.63	0.57	10.5	2.41	2.26	6.6
Dividend Declared	0.180	0.160	12.5	0.700	0.625	12.0
Book Value	15.00	13.51	11.0	15.00	13.51	11.0
Shares Outstanding (millions):
Average - Diluted	228.5	227.6	0.4	228.3	222.0	2.8
End of Period	223.2	226.2	-1.3	223.2	226.2	-1.3

INCOME STATEMENT ($millions)

Net Interest Income (FTE)	$278.1	$271.3	2.5%	$1,089.0	$1,038.5	4.9%
Provision for Loan and Lease Losses	9.8	23.4	-58.1	63.0	74.4	-15.3

Data Processing Services	176.5	156.3	12.9	657.8	601.5	9.4
Item Processing	11.8	9.9	19.2	42.8	39.1	9.5
Trust Services	33.5	29.3	14.3	126.8	120.6	5.1
Service Charge on Deposits	25.7	25.1	2.4	102.5	100.8	1.7
Mortgage Banking	6.7	24.1	-72.2	70.3	55.2	27.4
Net Investment Securities Gains (Losses)	5.9	(1.1)	n.m.	21.6	(6.3)	n.m.
All Other	45.5	43.4	4.8	194.0	171.8	12.9
Total Non-Interest Revenues	305.6	287.0	6.5	1,215.8	1,082.7	12.3

Salaries and Employee Benefits	207.4	190.9	8.6	794.8	741.4	7.2
Occupancy and Equipment	45.2	48.0	-5.8	178.2	189.3	-5.9
Intangible Amortization	6.0	8.2	-26.8	23.8	25.1	-5.2
Other	111.8	87.5	27.8	452.4	333.1	35.8
Total Non-Interest Expenses	370.4	334.6	10.7	1,449.2	1,288.9	12.4

Tax Equivalent Adjustment	7.9	8.1	-2.5	31.7	32.3	-1.9
Pre-Tax Earnings	195.6	192.2	1.8	760.9	725.6	4.9
Income Taxes	54.5	65.3	-16.5	215.3	241.1	-10.7

Income as Adjusted (b)	$141.1	$126.9	11.2	$545.6	$484.5	12.6
	=========	=========		=========	=========
Adjustments (b)	0.0	(1.9)	n.m.	(1.5)	(4.2)	n.m.
Net Income	$141.1	$125.0	12.9%	$544.1	$480.3	13.3%
	=========	=========		=========	=========

KEY RATIOS

Net Interest Margin(FTE) / Avg. Earning Assets	3.64%	3.77%		3.65%	3.96%
Interest Spread (FTE)	3.32	3.39		3.33	3.55

Efficiency Ratio	63.9	60.4		63.0	61.0
Efficiency Ratio without Metavante	52.1	49.6		52.4	50.1

Return on Assets	1.66	1.55		1.64	1.64
Return on Equity	16.62	16.48		16.79	17.36
Return on Assets - Income as Adjusted (b)	1.66	1.57		1.64	1.66
Return on Equity - Income as Adjusted (b)	16.62	16.74		16.84	17.51

Equity / Assets (End of Period)	9.68	9.24		9.68	9.24

Notes: (a) Prior periods have been restated for the 2 for 1 stock split effective 6-17-02.
(b) See reconciliation of Income as Adjusted to Net Income.

M&I Corporation
Financial Information
(unaudited)
	As of
	December 31,	December 31,	Percent
ASSETS ($millions)	2003	2002	Change
Cash & Due From Banks	$810	$1,012	-20.0%
Trading Securities	16	21	-23.8
Short - Term Investments	147	228	-35.5
Investment Securities	5,607	5,210	7.6
Loans and Leases:
Commercial Loans & Leases	7,504	7,266	3.3
Commercial Real Estate	8,224	7,484	9.9
Residential Real Estate	3,133	2,897	8.1
Home Equity Loans & Lines	4,392	4,022	9.2
Personal Loans and Leases	1,932	2,240	-13.8
Total Loans and Leases	25,185	23,909	5.3
Reserve for Loan & Leases Losses	(350)	(338)	3.6
Premises and Equipment, net	439	442	-0.7
Goodwill and Intangibles	1,105	1,089	1.5
Other Assets	1,414	1,302	8.6
Total Assets	$34,373	$32,875	4.6%
	============	============
LIABILITIES & SHAREHOLDERS' EQUITY ($millions)
Deposits:
Noninterest Bearing	$4,715	$4,462	5.7%
Bank Issued Interest Bearing Activity	10,058	10,051	0.1
Bank Issued Time	3,261	3,622	-10.0
Total Bank Issued Deposits	18,034	18,135	-0.6
Wholesale Deposits	4,236	2,259	87.5
Total Deposits	22,270	20,394	9.2
Short - Term Borrowings	4,933	6,093	-19.0
Long - Term Borrowings	2,735	2,284	19.7
Other Liabilities	1,106	1,067	3.7
Shareholders' Equity	3,329	3,037	9.6
Total Liabilities & Shareholders' Equity	$34,373	$32,875	4.6%
	============	============

	Three Months Ended			Twelve Months Ended
	December 31,	December 31,	Percent	December 31,	December 31,	Percent
	2003	2002	Change	2003	2002	Change
AVERAGE ASSETS ($millions)
Cash & Due From Banks	$756	$778	-2.8%	$752	$708	6.2%
Trading Securities	22	17	29.4	23	15	53.3
Short - Term Investments	258	408	-36.8	264	717	-63.2
Investment Securities	5,390	4,965	8.6	5,212	4,551	14.5
Loans and Leases:
Commercial Loans & Leases	7,223	7,031	2.7	7,295	6,539	11.6
Commercial Real Estate	8,147	7,360	10.7	7,901	6,458	22.3
Residential Real Estate	3,057	2,897	5.5	2,928	2,645	10.7
Home Equity Loans and Lines	4,215	3,873	8.8	4,110	3,530	16.4
Personal Loans and Leases	2,022	2,127	-4.9	2,159	1,856	16.3
Total Loans and Leases	24,664	23,288	5.9	24,393	21,028	16.0
Reserve for Loan & Leases Losses	(349)	(337)	3.6	(348)	(303)	14.9
Premises and Equipment, net	439	441	-0.5	441	418	5.5
Goodwill and Intangibles	1,094	1,093	0.1	1,089	800	36.1
Other Assets	1,412	1,356	4.1	1,442	1,269	13.6
Total Assets	$33,686	$32,009	5.2%	$33,268	$29,203	13.9%
	============	============		============	============
Memo:
Average Earning Assets	$30,334	$28,678		$29,892	$26,311
Average Earning Assets Excluding Investment Securities
Unrealized Gains/Losses	$30,273	$28,585		$29,823	$26,213

AVG LIABILITIES & SHAREHOLDERS' EQUITY ($millions)
Deposits:
Noninterest Bearing	$4,469	$3,978	12.3%	$4,190	$3,509	19.4%
Bank Issued Interest Bearing Activity	10,096	10,067	0.3	10,085	8,997	12.1
Bank Issued Time	3,292	3,713	-11.3	3,400	3,540	-4.0
Total Bank Issued Deposits	17,857	17,758	0.6	17,675	16,046	10.2
Wholesale Deposits	4,626	2,865	61.5	4,311	2,597	66.0
Total Deposits	22,483	20,623	9.0	21,986	18,643	17.9
Short - Term Borrowings	2,649	4,121	-35.7	3,139	4,188	-25.0
Long - Term Borrowings	4,019	3,245	23.9	3,799	2,693	41.1
Other Liabilities	1,166	1,011	15.3	1,103	912	20.9
Shareholders' Equity	3,369	3,009	12.0	3,241	2,767	17.1
Total Liabilities & Shareholders' Equity	$33,686	$32,009	5.2%	$33,268	$29,203	13.9%
	============	============		============	============
Memo:
Average Interest Bearing Liabilities	$24,682	$24,011		$24,734	$22,015

M&I Corporation
Financial Information
(unaudited)
	Three Months Ended			Twelve Months Ended
	December 31,	December 31,	Percent	December 31,	December 31,	Percent
	2003	2002	Change	2003	2002	Change
CREDIT QUALITY (a)

Net Charge-Offs (Recoveries) ($millions)	$8.3	$13.5	-38.5%	$51.8	$44.0	17.7%
Net Charge-Offs (Recoveries) / Average Loans & Leases	0.13%	0.23%		0.21%	0.21%
Loan and Lease Loss Reserve ($millions)	$349.6	$338.4	3.3%	$349.6	$338.4	3.3%
Loan and Lease Loss Reserve / Period-End Loans & Leases	1.39%	1.42%		1.39%	1.42%
Non-Performing Loans & Leases (NPL)($millions)	$172.8	$194.5	-11.2%	$172.8	$194.5	-11.2%
NPL's / Period-End Loans & Leases	0.69%	0.81%		0.69%	0.81%
Loan and Lease Loss Reserve / Non-Performing Loans & Leases	202%	174%		202%	174%

MARGIN ANALYSIS (b)

Loans and Leases:
Commercial Loans & Leases	4.60%	5.02%		4.63%	5.25%
Commercial Real Estate	5.42	6.07		5.65	6.52
Residential Real Estate	5.56	6.37		5.92	6.84
Home Equity Loans and Lines	5.42	6.15		5.66	6.58
Personal Loans and Leases	4.92	5.97		5.37	6.59
Total Loans and Leases	5.16	5.80		5.36	6.18
Investment Securities	4.94	5.73		4.90	6.48
Short - Term Investments	0.95	1.40		0.98	1.57
Interest Income(FTE) / Avg. Interest Earning Assets	5.08%	5.72%		5.24%	6.10%
	============	============		============	============
Interest Bearing Deposits:
Bank Issued Interest Bearing Activity	0.63%	1.12%		0.75%	1.22%
Bank Issued Time	2.39	2.86		2.51	3.25
Total Bank Issued Deposits	1.06	1.59		1.19	1.79
Wholesale Deposits	1.46	1.98		1.57	2.27
Total Interest Bearing Deposits	1.16	1.66		1.28	1.87
Short - Term Borrowings	2.76	3.27		2.58	3.59
Long - Term Borrowings	3.77	4.57		4.30	4.73
Interest Expense / Avg. Interest Bearing Liabilities	1.76%	2.33%		1.91%	2.55%
	============	============		============	============
Net Interest Margin(FTE) / Avg. Earning Assets	3.64%	3.77%		3.65%	3.96%
	============	============		============	============
Interest Spread (FTE)	3.32%	3.39%		3.33%	3.55%
	============	============		============	============

Notes: (a) Includes Loans past due 90 days or more
(b) Based on average balances excluding fair value adjustments for available for sale securities.

Reconciliation of Income as Adjusted to Net Income

Income as Adjusted	$141.1	$126.9		$545.6	$484.5

Acquisition and Transition Related
Charges - Metavante	0.0	(1.9)		(1.5)	(4.2)

Net Income	$141.1	$125.0		$544.1	$480.3
	=========	=========		=========	=========